EXHIBIT 99.2

MARVEL ENTERTAINMENT, INC. c/o AMERICAN STOCK TRANSFER 6201 15TH AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARVEL ENTERTAINMENT, INC.
The Board of Directors recommends that you vote “FOR” Proposal 1 and “FOR” Proposal 2.
		For	Against	Abstain
Proposal 1. Adoption of the Agreement and Plan of Merger, dated as of August 31, 2009, as the same may be amended from time to time, by and among The Walt Disney Company, a Delaware corporation (“Disney”), Maverick Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Disney, Maverick Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Disney, and Marvel Entertainment, Inc. (the “merger proposal”).		0	0	0

		For	Against	Abstain
Proposal 2. Approval of the proposal to adjourn the special meeting, if necessary to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting.		0	0	0

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.
Signature [PLEASE SIGN WITHIN THIS BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.

MARVEL ENTERTAINMENT, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MARVEL ENTERTAINMENT, INC.

FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 31, 2009.

The undersigned, as a holder of common stock, par value $0.01 per share (“Common Stock”), of Marvel Entertainment, Inc., a Delaware corporation (the “Company”), hereby appoints each of Benjamin Dean and David Galluzzi with full power of substitution, to vote all shares of Common Stock that the undersigned is entitled to vote through the execution of a proxy with respect to the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held at 9:00 a.m., local time, on December 31, 2009 at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, 10022 or any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed on the reverse side.

The shares represented by this proxy will be voted at the Special Meeting or at any postponement or adjournment thereof as directed by the stockholder and in the discretion of the proxy holders on any other matters properly presented for a vote at the meeting or at any postponement or adjournment thereof. If a properly signed proxy is returned without specific voting instructions given, the shares represented by this proxy will be voted “FOR” Proposals 1 and 2.

Print and sign your name on the reverse side exactly as it appears thereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, please sign in its full corporate name by its president or an authorized officer. If a partnership, please sign in the partnership’s name by an authorized person.

(Continued and to be signed on reverse side)